UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): November 4, 2009

Homeowners Choice, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2340 Drew Street, Suite 200

Clearwater, Florida 33765

(Address of Principal Executive Offices)

(727) 213-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition

On November 4, 2009, we issued a news release containing a statement addressed to our shareholders in which our chairman of the board announced that we would be profitable during the third quarter of 2009. The release appears as Exhibit 99.1

Today, November 10, 2009, we released our earnings for the three months ended September 30, 2009. We have scheduled an earnings conference call for today at 4:30 p.m. EST during which our chief executive officer and chief financial officer will discuss the results. Interested parties are invited to listen to the call live over the Internet at http://www.ir-site.com/hcpci/events.asp. The call is also available by dialing (877) 407-9210 (toll-free). International participants should instead call (201) 689-8049. Participants should dial into the conference call approximately 10 minutes before the scheduled start time. Replays of the webcast will be available until February 10, 2010. Our earnings release appears as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits.

Exhibit 99.1 News Release November 4, 2009

Exhibit 99.2 Earnings Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 10, 2009.

HOMEOWNERS CHOICE, INC.

BY:	/S/ F.X. MCCAHILL
Name:	F.X. McCahill
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.